PAGE 1
                                                                          EX-7.1




                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                     FOR THE MAY 27, 1997 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
               5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1



































PAGE 2
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

Initial Pool Balance                                                542,490,000
Initial Invested Amount                                             200,000,000
Required Net Series Pool Balance                                    239,993,384
Original Investor Allocation Percentage                                   44.24%
Certificate Rate                                                           5.05%
Servicing Fee  (Per Annum)                                                 0.25%
Original Required Available Subordinated Amount                      36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                          130,000,000

================================================================================
MONTHLY ACTIVITY

Total Pool Collections                                              383,904,000
Total New Receivables Sold To Trust  (New Invoices)                 374,020,000
Dilutions                                                             9,441,000
Defaulted Receivables  (91 days +)                                    3,624,000
Total Pool Recoveries                                                         0
Investment Proceeds for Due Period                                            0
Interline Payables                                                  164,364,000
Overconcentration Amount                                                      0
Receivables Not Eligible                                                      0
Miscellaneous Payments  (Adjustment Payments +
     Transfer Deposit Amounts)                                                0
Monitored Receivables                                                50,058,000
Additions to Monitored Receivables                                   12,781,000
Collections of Monitored Receivables                                  9,257,000
Total Charged-Off Receivables                                           354,000
Purchaser Adjusted Invested Amount                                  125,000,000
Reassigned Receivables                                                        0

================================================================================


MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION

Series 1993-1 Certificate Rate                                             5.05%
Servicing Fee                                                              0.25%
Average Days Sales Outstanding                                             53.4
Monthly Payment Rate                                                      56.20%
Yield Reserve                                                         3,000,000
Fee Reserve                                                             148,269

INPUTS FROM PREVIOUS SERVICER REPORT

Ending Pool Balance                                                 683,054,000
Interline Payables                                                  172,881,000
Outstanding Balance                                                 510,173,000
Ending Net Receivables Pool Balance                                 456,950,000
Ending Series 1993-1 Invested Amount                                200,000,000
Ending Series 1993-1 Available Subordinated Amount                   49,252,243
Ending Deferred Monthly Servicing Fee                                         0
Ending Interest Shortfall + Additional Interest                               0
Unallocated Collections                                                       0
Principal Funding Account Balance                                             0
Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Series Adjusted Invested Amount                              249,252,243

Yield Reserve                                                         3,000,000
Fee Reserve                                                             106,892

Accumulation Period  (Y = 1; N = 2)                                           2
Early Amortization Period  (Y = 1; N = 2)                                     2

================================================================================
DELINQUENCY DATA  (As of 4/30/97)
                                                       %           Dollar Amount
                                            ------------------------------------
1-30 Days From Invoice                                95.20%        631,529,000
31-60 Days From Invoice                                3.62%         24,038,000
61-90 Days From Invoice                                0.63%          4,184,000
91-120 Days From Invoice                               0.20%          1,310,000
121-150 Days From Invoice                              0.05%            350,000
151-180 Days From Invoice                              0.06%            423,000
181-210 Days From Invoice                              0.03%            171,000
211-240 Days From Invoice                              0.03%            158,000
Greater Than 240 Days From Invoice                     0.18%          1,212,000
                                            ------------------------------------
     Total                                           100.00%        663,375,000
                                            ------------------------------------

================================================================================
CERTIFICATE REPORTING DATES

Determination Date                                                     19-May-97
Distribution Date                                                      27-May-97
Due Period                                                                Apr-97
Series 1993-1 Period Number                                                   43
Last Day of Preceding Due Period                                       30-Apr-97

ALLOCATION PERCENTAGES

Beginning Invested Amount                                           200,000,000
Series Adjusted Invested Amount  (SAIA)                             249,252,243
Purchaser Adjusted Invested Amount  (PAIA)                          125,000,000
Trust Adjusted Invested Amount  (TAIA)                              374,252,243

Series Allocation Percentage  (SAIA / TAIA)                               66.60%
Investor Allocation Percentage                                            82.92%
Investor Ownership Percentage                                             29.28%
Seller Ownership Percentage                                               70.72%

================================================================================
COLLECTIONS

Total Pool Collections                                              383,904,000
Pool Recoveries                                                               0
Total Available Collections                                         383,904,000

Series Allocable Collections
     (SAP * Total Available Collections)                            255,680,320
Series Allocable Miscellaneous Payments                                       0
Available Investor Collections                                      212,018,123
Monthly Interest Due                                                    841,667
Monthly Interest Paid                                                   841,667
Remaining Available Collections                                     211,176,456
Beginning Interest Shortfall + Additional
     Interest Due                                                             0
Beginning Interest Shortfall + Additional
     Interest Paid                                                            0
Remaining Available Collections                                     211,176,456
Ending Unpaid Interest Shortfall                                              0

Certificateholders' Monthly Servicing Fee                                62,284
Withdrawal                                                               62,284
Remaining Available Collections                                     211,114,173

Beginning Deferred Monthly Servicing Fee                                      0
Withdrawal                                                                    0
Remaining Available Collections  ("Monthly Principal")              211,114,173
Ending Deferred Monthly Servicing Fee                                         0

Charged-Off Amount                                                      354,000
Investor Allocable Charged-Off Amount                                   103,652
Withdrawal                                                              103,652
Remaining Available Collections                                     211,010,521
Investor Charge-Off Shortfall                                                 0

Deficiency Amount                                                             0
Available Subordination Draw Amount                                           0
Remaining Investor Charge-Off Shortfall                                       0

POOL BALANCE

Beginning Pool Balance                                              683,054,000
Collections                                                        (383,904,000)
New Receivables                                                     374,020,000
Dilutions                                                            (9,441,000)
Charged-Off Receivables                                                (354,000)
Ending Pool Balance                                                 663,375,000
Interline Payables                                                 (164,364,000)
Ending Outstanding Balance                                          499,011,000
Ending Net Receivables Pool Balance                                 445,329,000
Ending Net Series Pool Balance                                      296,589,410

================================================================================
REQUIRED NET SERIES POOL BALANCE

Subordination Percentage (Current Due Period)                             19.86%

Beginning Available Subordinated Amount                              49,252,243
Required Subordination Draw Amount                                            0
Invested Amount                                                     200,000,000
Ending Available Subordinated Amount                                 49,563,264
Yield Reserve                                                         3,000,000
Fee Reserve                                                             148,269
Initial Invested Amount - Invested Amount                                     0
Required Net Series Pool Balance                                    252,711,534

================================================================================
NEW ALLOCATION PERCENTAGES

Ending Invested Amount                                              200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                      249,563,264

Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                       374,563,264

Ending Series Allocation Percentage  (SAIA / TAIA)                        66.63%
Ending Investor Allocation Percentage                                     85.17%
Ending Investor Ownership Percentage                                      30.15%
Ending Seller Ownership Percentage                                        69.85%

================================================================================
CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES

   A.Dilution Percentage                                                   1.42%
   B.Monitored Receivables (As a Percentage of Pool Balance)
         Additions to Monitored Receivables                                1.93%
         Collections of Monitored Receivables                              1.40%
         Net Additions/Reductions to Monitored Receivables                 0.53%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                                0
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00
Additional Investor Charge-Offs                                               0
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
     Reinstatement of Investor Certificates                                   0
     Reinstatement of Investor Certificates per
         $1,000 Certificate                                                0.00
Ending Investor Charge-Offs                                                   0
Ending Investor Charge-Offs per $1,000 Certificate                         0.00

================================================================================

AMORTIZATION EVENTS
(Yes = 1;  No = 2)                                                          Y/N

   1.Breach of material covenant or agreement pursuant to
     the Pooling and Servicing Agreement uncured for 30 days                  2
   2.Breach of representation or warranty not corrected for
     30 days                                                                  2
   3.Bankruptcy, insolvency or receivership of Seller or CSXT                 2
   4.Trust is deemed an "Investment Company"                                  2
   5.CSXT fails to convey Receivables to Seller and Servicer
     fails to make deposit to Retained Collection Account                     2
   6.Required Net Series Pool Balance exceeds Net Series Pool
     Balance                                                                  2
   7.Any Series 1993-1 Servicer Default                                       2
   8.Termination Notice delivered to Servicer                                 2
   9.Invested Amount of Series not paid in full on Expected
     Final Payment Date                                                       2
  10.Average Monthly Payment Rate for the three preceding Due
     Periods is less than 25%                                                 2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount                                   103,652
Investor Recoveries                                                           0
Aggregate Investor Allocable Charged-Off Amount                         103,652
Aggregate Investor Allocable Charged-Off Amount as a
     Percentage of Ending Series Invested Amount                           0.05%
Loss Reserve                                                         26,000,000

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)

Calculation of Subordination Percentage

   A.Subordination Percentage Floor                                       13.00%

   B.I.  Dilutions
         (a) Dilution Ratio -Greatest 2-month rolling average
         for prior 12 due periods                                          1.17%
         (b) Dilution Percentage- (5 * B.I.(a))                            5.83%

     II. Delinquencies
         (a)  Delinquency Ratio - Greatest 3-month rolling
               average for prior 12 Due Periods                            0.05%
         (b)  Delinquency Percentage  (7.5 * B.II.(a))                     0.39%

     III.Monitored Receivables
         (a)  Monitored Receivables Ratio - Greatest 3-month
         rolling average for prior 12 Due Periods                          1.58%
         (b)  Monitored Receivables Percentage
               (7.5 * B.III.(a))                                          11.87%

     IV. Loss Percentage  (B.II. + B.III.)                                12.26%

     V.  Sum of Dilution and Loss Percentages (B.I. + B.IV.)              18.08%

   C.1.  Alternate Dilutions
         (a)  Dilution Ratio - Greatest 2-month rolling
               average for prior 12 Due Periods                            1.17%
         (b)  Alternate Dilution Percentage  (4 * C.I.(a))                 4.66%

     II. Alternate Delinquencies
         (a)  Alternate Delinquency Percentage                             0.40%

     III.Alternate Monitored Receivables
         (a)  Alternate Monitored Receivables Percentage                  14.80%

     IV. Alternate Loss Percentage  (C.II. + C. III.)                     15.20%

     V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                                      19.86%

   D.Subordination Percentage  (Greatest of A.,
     B.V., or C.V.)                                                       19.86%

POOL FACTOR

Beginning Invested Amount                                           200,000,000
Ending Invested Amount                                              200,000,000
Pool Factor                                                           1.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL

Total Collections                                                   383,904,000

Available Investor Collections                                      211,010,521
Monthly Principal                                                             0
Available Principal Collections                                     211,010,521


   I.Revolving Period:
     Unallocated Collections                                                  0
     Amounts Paid to Seller  (Seller's Interest)                    211,010,521

  II.Accumulation Period / Early Amortization Period:
     Controlled Accumulation Amount                                           0
     Controlled Deposit Amount                                                0
     Monthly Principal Deposited into Principal Funding
         Account                                                              0
     Excess Collections                                                       0
     Excess Collections Paid To Seller                                        0
     Beginning Principal Funding Account Balance                              0
     Deposits to Principal Funding Account                                    0
     Ending Principal Funding Account Balance                                 0

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS

Total Amount Distributed                                             841,666.67
Total Amount Allocable to Interest                                   841,666.67
Total Amount Allocable to Interest per
     $1,000 of Certificates                                                4.21
Total Amount Allocable to Principal                                        0.00
Total Amount Allocable to Principal per
     $1,000 of Certificates                                                0.00
Pool Factor                                                           1.0000000

SERIES 1993-1 INVESTED AMOUNT

Beginning Invested Amount                                           200,000,000
Additional Investor Charge-Offs                                               0
Reimbursement of Investor Charge-Offs                                         0
Unallocated Collections                                                       0

Invested Amount Before Principal Amortization                       200,000,000


Principal on Deposit in Principal Funding Account                             0
Ending Invested Amount                                              200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                          841,667



================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented,and is correct to the best of my knowledge.

                                                            /s/ JAMES FEESER
                                                            James Feeser
                                                            Assistant Controller


















PAGE 10
                       CSXT TRADE RECEIVABLES MASTER TRUST

                 Certificateholders' Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

     Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller, (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date:  May 27, 1997

Due Period:  April 1, 1997 through April 30, 1997

POOL COLLECTIONS

     Aggregate amount of Collections                             383,904,000.00

     Pool Balance as of the last day of the
         preceding Due Period                                    663,375,000.00

ALLOCATION PERCENTAGES

     Series 1993-1 Allocation Percentage                                  66.60%

     Investor Allocation Percentage                                       82.92%

     Investor Ownership Percentage                                        29.28%

DISTRIBUTION TO CERTIFICATEHOLDERS

Total amount distributed to Certificateholders                       841,666.67

Total amount distributed to Certificateholders
     allocable to Interest                                           841,666.67
Total amount distributed allocable to Interest
     per $1,000 of Certificates                                            4.21

Total amount distributed to Certificateholders
     allocable to Principal                                                0.00
Total amount distributed allocable to Principal
     per $1,000 of Certificates                                            0.00

Pool Factor                                                           1.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                        0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                       200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount for the Due
   Period                                                            103,652.00


SUBORDINATION PERCENTAGE

Subordination Percentage for the Current Due Period                       19.86%

Ending Available Subordinated Amount                              49,563,264.29

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
     Certificate                                                           0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000 Certificate                         0.00


POOL BALANCES

Pool Balance as of the last day of the preceding Due Period      663,375,000.00

Ending Net Receivables Pool Balance                              445,329,000.00

Ending Net Series Pool Balance                                   296,589,410.00